    First Amendment to Loan Agreement and Promissory Note     Exhibit No: 10.6.2


        This First Amendment to the Loan Agreement and Promissory Note is dated April 24, 2001 and entered into by and between Clayton A. Thomas, Jr. ("Borrower") and Net2000 Communications Group, Inc. ("Company").

        WHEREAS, Borrower and Company entered into a letter agreement ("Loan Agreement") dated December 5, 2000 in which the Company agreed to lend Borrower an aggregate principal amount of up to $1,500,000 (collectively, the "Loan"); and

        WHEREAS, under the current terms of the Agreement, the loan matures and is payable in full to the Company on June 5, 2001 ("Maturity Date");

        WHEREAS, the obligation of the Borrower to repay the Loan was evidenced by a Promissory Note ("Note") dated December 5, 2000 and signed by Borrower;

        WHEREAS, under the current terms of the Note, the Borrower is obligated to pay to the Company on each Payment Date (as defined in the Note) interest on the outstanding principal balance of the Loan at the Prime Rate (as defined in the Note) plus a margin of 1% per annum ("Interest Rate");

        WHEREAS, the parties wish to amend the Maturity Date in the Loan Agreement and the Interest Rate in the Note;

        NOW, THEREFORE, the parties agree as follows:

1. The second sentence of Paragraph 1 of the Loan Agreement is deleted in its entirety and replaced with the following sentence:

        "The Loan matures, and shall be due and payable (together with all accrued interest thereon) on June 30, 2002 ("Maturity Date").


2. Paragraph 2 of the Note is deleted in its entirety and replaced with the following new Paragraph 2:

        "Interest Rate Provisions. Except as provided in Section 2.2 hereof, from the date hereof and thereafter until the outstanding amount hereof is paid in full, interest shall accrue on the principal balance of this Note outstanding from time to time at the Applicable Federal Rate ("AFR") in effect at the end of each month as published by the United States Internal Revenue Service ("Interest Rate"), and shall be paid currently in cash on a monthly basis on each Payment Date (as defined below). Each change in any interest rate provided for herein based upon the AFR resulting from a change in the AFR shall take effect without notice to the Borrower at the time of such change in the AFR."


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3.      All other terms, conditions, and obligations of the Loan Agreement and
Promissory Note shall remain in full force and effect unless amended in writing and signed by both parties.

        IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to the Loan Agreement and Promissory Note be duly executed and effective as of February 1, 2001.



NET2000 COMMUNICATIONS GROUP, INC.               /s/ Clayton A. Thomas, Jr.
                                               ----------------------------
                                               CLAYTON A. THOMAS, JR.,
                                                 AS BORROWER


BY:   /s/ Donald Clarke
     ---------------------
      Donald Clarke
      Chief Financial Officer


COMMONWEALTH OF VIRGINIA )
                         ) ss:
COUNTY OF FAIRFAX        )

        On this 4th day of May, 2001 before me personally appeared CLAYTON A. THOMAS, JR., to be known to be the person who executed the foregoing instrument and who being by me duly sworn, did depose and say that he signed his name to the foregoing instrument.

                                                /s/ Cathy Riehn
                                              -------------------
                                              NOTARY PUBLIC


My commission expires on:  11/30/2004